Exhibit 3.3

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Organization

Domestic Limited Liability Company

(15 Pa.C.S. § 8913)

Name Watson Mundorff Brooks & Sepic, LLP			Document will be returned to the name and address you enter to the left.
Address			Ü
720 Vanderbilt Road
City	State	Zip Code
Connellsville	PA	15425-6218

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
Appalachian Water Services, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County
2611 Memorial Boulevard		Connellsville	PA	15425	Fayette

	(b) Name of Commercial Registered Office Provider				County
c/o:

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
	Name		Address
Terrance C. Shallenberger, Jr.			2611 Memorial Boulevard Connellsville, PA 15425

Certification#: 10650239-1

[SEAL] Date Filed: 05/19/2008

4.	Strike out if inapplicable term ~~A member’s interest in the company is to be evidenced by a certificate of membership interest.~~

5.	Strike out if inapplicable: ~~Management of the company is vested in a manager or managers.~~

6.	The specified effective date, if any is:
month date year hour, if any

7.	Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 2nd day of May, 2008.

/s/ Terrance C. Shallenberger, Jr.
Signature

Signature

Signature

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Amendment-Domestic

(15 Pa.C.S.)

☐  Limited Partnership (§ 8512)

☒  Limited Liability Company (§ 8951)

Name Watson Mundorff Brooks & Sepic, LLP			Document will be returned to the name and address you enter to the left.

Address 720 Vanderbilt Road			Ü

City	State	Zip Code
Connellsville	PA	15425-6218

Fee: $70

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is:
Appalachian Water Services, LLC

2.	The date of filing of the original Certificate of Limited Partnership/Organization:
May 5, 2008

3.	Check, and if appropriate complete, one of the following:

☒	The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

A member’s interest in the company is to be evidenced by a certificate of membership interest.

☐	The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐	The amendment shall be effective on:		at
		Date		Hour

Certification#: 10650239-1

[SEAL] Date Filed: 10/13/2009

DSCB:15-8512/8951–2

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

☒	The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 8th day of October, 2009.
Appalachian Water Services, LLC
Name of Limited Partnership/Limited Liability Company

/s/ Terrance C. Shallenberger, Jr.
Signature

Title

Docket Statement (Changes)

DSCB: 15-134B

Appalachian Water Services, LLC

Section A.

Other: A member’s interest in the company is to be evidenced by a certificate of membership interest.